Exhibit 1.1

[   ] Common Units

CYPRESS ENERGY PARTNERS, L.P.

UNDERWRITING AGREEMENT

January [   ], 2014

Raymond James & Associates, Inc.

Robert W. Baird & Co. Incorporated

Stifel, Nicolaus & Company, Incorporated

BMO Capital Markets Corp.

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o Robert W. Baird & Co. Incorporated

8000 Maryland Avenue, Suite 500

St. Louis, Missouri 63105

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

c/o BMO Capital Markets Corp.

3 Times Square, 28th Floor

New York, New York 10036

Ladies and Gentlemen:

Cypress Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), an aggregate of [  ] common units, representing limited partner interests in the Partnership (the “Common Units”). The aggregate of [  ] Common Units to be purchased from the Partnership are called the “Firm Units.” In addition, the Partnership has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [  ] Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and BMO Capital Markets Corp. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

It is understood and agreed by all parties that Cypress Energy Holdings II, LLC, a Delaware limited liability company (“Holdings II”), and Cypress Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), formed the Partnership to (1) hold at the closing of the offering contemplated by this Agreement (the “Offering”) a 100% ownership interest in Cypress Energy Partners, LLC, a Delaware limited liability company (“OLLC”), and (2) indirectly own, operate and develop (a) saltwater disposal and other water and environmental services to U.S. onshore oil and natural gas producers and trucking companies and (b) independent pipeline inspection and integrity services to producers, pipeline companies and other customers.

It is further understood and agreed to by all parties that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

A.           SBG Disposal, LLC, a North Dakota limited liability company (“SBG Disposal”), contributed the working capital and fixed assets of SBG Disposal, a 25% non-controlling ownership interest in Alati Arnegard, LLC and management contracts related to various saltwater disposal facilities to Cypress Energy Services, LLC, a Delaware limited liability company (“CES”) an entity owned by OLLC in exchange for a 49% membership interest in CES and $500,000.

B.           Cypress Energy Holdings, LLC, a Delaware limited liability company (“Holdings”), borrowed $[  ] under its credit facility with JPMorgan Chase Bank, N.A. (the “Holdings Credit Facility”) and contributed $[  ] to CEP TIR.

C.           CEP TIR formed Tulsa Inspection Resources, LLC, a Delaware limited liability company (“TIR LLC”), and Tulsa Inspection Resources Holdings, LLC, a Delaware limited liability company (“TIR Holdings”).

D.           Tulsa Inspection Resources - Canada Inc., a corporation organized under the Canada Business Corporations Act, and a wholly owned subsidiary of TIR, continued as a corporation under the Alberta Business Corporations Act, and will convert into an Alberta unlimited liability corporation named Tulsa Inspection Resources – Canada ULC (“TIR Canada”).

E.           Tulsa Inspection Resources — Nondestructive Examination, Inc., an Oklahoma corporation and a wholly owned subsidiary of TIR, converted into a Delaware limited liability company named Tulsa Inspection Resources — Nondestructive Examination LLC (“TIR NDE”).

F.           TIR merged with and into TIR LLC (the “Merger”), as a result of which (i) certain minority shareholders of TIR received cash and (ii) CEP TIR, Cynthia Field and Charles C. Stephenson, Jr. received interests in TIR LLC. In connection with the consummation of the Merger, TIR and TIR LLC entered into an Agreement and Plan of Merger among TIR, TIR LLC, CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field and filed a certificate of merger with the State of Delaware in connection with the Mergers (the “Merger Documents”).

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G.           TIR LLC distributed its membership interests in TIR NDE, TIR Canada and Tulsa Inspection Resources - Acquisition Corp (“TIR Acquisition”) pro rata to CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field.

H.           CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field conveyed their shares in TIR Canada and TIR Acquisition to TIR Holdings in exchange for interests in TIR Holdings.

I.            TIR – Acquisition converted to an Alberta unlimited liability corporation named Tulsa Inspection Resources – Acquisition ULC, and Foley Inspection Services Inc. (“Foley”) converted to an Alberta unlimited liability corporation named Foley Inspection Services ULC.

J.            Foley was amalgamated with TIR Acquisition under Alberta law with Foley being the surviving entity.

K.           G. Les Austin conveyed 100% of his Class C Interests (as defined in the OLLC LLC Agreement) in OLLC to Holdings in exchange for interests in Holdings equal to the current value of his interests in the OLLC.

L.           Richard Carson conveyed 100% of his Class C Interests in OLLC to Holdings in exchange for interests in Holdings equal to the current value of his interests in the OLLC.

M.          Holdings formed Cypress Energy Management, LLC, a Delaware limited liability company (“CEM”), and CEM formed Cypress Energy Management - Bakken Operations, LLC, a Delaware limited liability company (“Bakken”), and Cypress Energy Management - TIR, LLC, a Delaware limited liability company (“TIR Management,” and collectively with CEM and Bakken, the “Management Companies”).

N.           The Partnership, OLLC, TIR LLC and Cypress Energy Partners - TIR, LLC, a Delaware limited liability company (“CEP TIR”), as co-borrowers, entered into a credit agreement with Deutsche Bank AG, New York Branch and BMO Harris Bank N.A., as joint lead arrangers and joint bookrunners, and the lenders party thereto (the “Credit Agreement”) providing for a $65.0 million working capital facility (the “Working Capital Facility” and a $55.0 million acquisition facility (the “Acquisition Facility”).

O.           TIR LLC borrowed $[  ] under the Working Capital Facility and $[  ] under the Acquisition Facility and repaid $[  ] of indebtedness owed to TIR Capital Partners, LLC, a Delaware limited liability company.

P.           TIR formed Tulsa Inspection Resources - PUC, LLC, a Delaware limited liability company (“TIR PUC LLC”) to provide pipeline inspection and integrity services to public utility companies.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Closing Date (as defined below):

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A.           Cypress Energy Partners – SBG, LLC, a Delaware limited liability company (“CEP SBG”), will distribute its interests in SBG Sheridan Facility LLC, a Montana limited liability company (“Sheridan”), which holds one salt water disposal facility, and Cypress Energy Partners - Prairie Lakes LLC, a North Dakota limited liability company (“Prairie Lakes”), which holds one permit to construct a salt water disposal facility, to OLLC.

B.           OLLC will distribute its interests in (1) Sheridan, (2) Prairie Lakes, (3) Cypress Equipment, LLC, and (4) Cypress Energy Solutions, LLC to Holdings II, and Holdings II will subsequently distribute such interests to Holdings.

C.           The Partnership, the General Partner, Holdings, Holdings II, OLLC, CEP TIR, CEP SBG, TIR LLC, Cynthia Field, Charles C. Stephenson, Jr., G. Les Austin and Richard Carson will enter into a Contribution, Conveyance and Assumption Agreement in substantially the form filed as an exhibit to the Registration Statement (the “Contribution Agreement,” and together with the related bills of sales, conveyances, merger agreements, assignments and any similar agreements and documents that have or will be entered into in connection with the Transactions (as defined below), including the Merger Documents, the “Contribution Documents”), pursuant to which, among other things:

i)	The Partnership will issue incentive distribution rights to the General Partner

ii)	Holdings II will convey its 100% of its Class A Interest (as defined in the OLLC LLC Agreement) in OLLC to the Partnership in exchange for (a) [ ] Common Units, (b) [ ] subordinated units representing limited partner interests (“Subordinated Units”), (c) the right to receive $[ ] million in proceeds of the Offering all of which is to reimburse it for certain capital expenditures incurred with respect to the contributed assets and (d) the right to receive additional Common Units to the extent the underwriters’ option to purchase Additional Units is not exercised and the proceeds from any issuance of Additional Units;

iii)	CEP TIR will convey a [ ]% interest in TIR LLC, TIR NDE and TIR Holdings to the Partnership in exchange for [ ] Common Units and [ ] Subordinated Units;

iv)	Cynthia Field will convey a [ ]% interest in TIR LLC, TIR NDE and TIR Holdings to the Partnership in exchange for [ ] Common Units and [ ] Subordinated Units;

v)	Charles C. Stephenson, Jr. will convey a [ ]% interest in TIR LLC, TIR NDE and TIR Holdings to the Partnership in exchange for [ ] Common Units and [ ] Subordinated Units;

vi)	The General Partner will grant [ ] phantom units to [ ] pursuant to the [ ] Long-Term Incentive Plan (the “LTIP”) on the Closing Date or when a Form S-8 is filed with the Securities and Exchange Commission (the “Commission”), whichever is later; and

vii)	The Offering will be consummated and the Partnership will use the net proceeds of the Offering as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus.

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D.           Holdings will distribute [   ] Subordinated Units to G. Les Austin and [    ] Subordinated Units to Richard Carson in redemption of their interests in Holdings.

E.           The Partnership will convey its interests in TIR LLC, TIR NDE and TIR Holdings to the OLLC as a capital contribution.

F.           The Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”).

G.           The General Partner will amend and restate its limited liability company agreement (as so amended and restated, the “General Partner LLC Agreement”).

H.           OLLC will amend and restate its limited liability company agreement (as so amended and restated, the “OLLC LLC Agreement”).

I.            TIR LLC, TIR NDE and TIR Holdings will amend and restate their limited liability company agreements (as so amended and restated, the “TIR LLC Agreements”).

J.            The Partnership will enter into the Omnibus Agreement, dated as of the Closing Date, by and among Holdings, CEM, OLLC, the General Partner, the Partnership, CEP TIR, Foley, TIR LLC, TIR Canada, TIR NDE, TIR Holdings, Charles C. Stephenson, Jr. and Cynthia Field (the “Omnibus Agreement”).

K.           The Partnership will redeem the limited partner interest issued to Holdings II in exchange for $1,000.

L.            Holdings will convey its interest in CEM, to Holdings II as a capital contribution.

M.          Holdings II will convey its interest in CEM to the General Partner as a capital contribution.

It is further understood and agreed to by all parties hereto that the following entities are subsidiaries of the OLLC (collectively, the “Subsidiaries”): (i) CES; (ii) TIR LLC, TIR NDE and TIR Holdings; (iii) TIR PUC LLC, (iv) TIR Canada, TIR Acquisition and Foley (collectively, the “Canadian Subsidiaries”); (v) Cypress Energy Partners – Pecos SWD; LLC; Cypress Energy Partners – Bakken, LLC; Cypress Energy Partners – Orla SWD, LLC; Cypress Energy Partners – SBG, LLC; Cypress Energy Partners – Williams SWD, LLC; Cypress Energy Partners – Mountrail SWD, LLC; Cypress Energy Partners - SBG Tioga, LLC; Cypress Energy Partners - SBG Manning, LLC; Cypress Energy Partners - SBG Grassy Butte, LLC; Cypress Energy Partners - SBG 1804, LLC; and Cypress Energy Partners - SBG Green River, LLC, each a Delaware limited liability company (collectively, the “Delaware Subsidiaries”); and (vi) Cypress Energy Partners – Texas, LLC, a Texas limited liability company (collectively, with the Delaware Subsidiaries, the “SWD Subsidiaries”).

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The Prior Transactions and the Closing Transactions are referred to collectively herein as the “Transactions.” The “Transaction Agreements” shall mean the Contribution Documents, the Merger Documents, the Credit Agreement and the Omnibus Agreement, together with any ancillary documents executed or entered into in connection with the foregoing. The “Organizational Agreements” shall mean the (i) Partnership Agreement, (ii) the General Partner LLC Agreement, (iii) the OLLC LLC Agreement, (iv) the limited liability company agreements of the Delaware Subsidiaries (the “Delaware Subsidiary LLC Agreements”), (v) the limited liability company agreement of Cypress Energy Partners – Texas, LLC (collectively, with the Delaware Subsidiary LLC Agreements, the “Subsidiary LLC Agreements”), (vi) the TIR LLC Agreements, (vi) the limited liability company agreement of TIR PUC LLC (the “TIR PUC LLC Agreement”) and (vii) the articles of amendment of the Canadian Subsidiaries. The “Organizational Documents” shall mean the Organizational Agreements, the certificates of limited partnership and formation, the certificates of incorporation and bylaws, articles of amendment and other organizational documents, as applicable, of any Partnership Entity. The “Operative Agreements” shall mean the Transaction Agreements and the Organizational Agreements.

The General Partner, the Partnership, Holdings, Holdings II, OLLC, and CEP TIR are referred to collectively herein as the “Partnership Parties.” The General Partner, the Partnership, OLLC and the Subsidiaries are referred to collectively herein as the “Partnership Entities.” The Partnership Entities, Holdings, Holdings II and CEP TIR are referred to collectively herein as the “Cypress Entities.” This is to confirm the agreement among the Partnership Parties and the several Underwriters, on whose behalf the Representatives are acting, concerning the several purchases of the Units from the Partnership by the Underwriters.

1.           Registration Statement and Prospectus. The Partnership has prepared and filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-1 (File No. 333-192328), including a prospectus subject to completion, relating to the Units. Such “Registration Statement,” including all amendments filed thereto, has become effective. The date that the Registration Statement, as amended, including the financial statements, exhibits and schedules thereto, became effective is the “Effective Date.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement became effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Partnership files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-192328) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(a) of the Act prior to or on the date hereof. For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units. “Time of Sale Information” shall mean the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto. “Time of Sale” means [  ], New York City time, on January [  ], 2014. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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2.           Agreements to Sell and Purchase.

(a)          The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $[  ] per Common Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

(b)          The Partnership hereby also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus, to purchase from the Partnership up to [  ] Additional Units at the purchase price per Unit for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as the Representatives may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto. The option to purchase Additional Units may be exercised in whole or in part at any time or from time to time within 30 days after the date of the Prospectus.

(c)          It is further understood that up to 10.0% of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to certain directors, executive officers or employees of the General Partner and certain other persons associated with Holdings (each such person a “Directed Unit Participant”) who have heretofore delivered to the Representatives offers to purchase Firm Units in form satisfactory to the Representatives (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by the Representatives from the Partnership; provided that under no circumstances will the Representatives or any Underwriter be liable to the Partnership or the General Partner or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 a.m., Eastern time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

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(d)          The Partnership agrees to pay all fees and disbursements incurred by the Underwriters (including, but not limited to, reasonable fees and expenses of legal counsel to the Underwriters) in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

3.           Terms of Public Offering. The Partnership Parties have been advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms and conditions set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4.           Delivery of the Units and Payment Therefor.

(a)          Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at [10:00 a.m.], Eastern time, on January [  ], 2014, or such other place, time and date (the “Closing Date”) as shall be determined by agreement between the Representatives and the Partnership.

(b)          Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Latham & Watkins LLP, 811 Main St., Houston, Texas, 77002 at [10:00 a.m.], Eastern time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice from the Representatives hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Partnership Parties, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth the aggregate number of Additional Units as to which the Underwriters are exercising the option. The place of closing for the Additional Units and any Additional Closing Date may be varied by written agreement between the Representatives and the Partnership.

(c)          Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment by the Representatives to the Partnership of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or an Additional Closing Date, as the case may be, by the Partnership Parties.

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(d)          It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or an Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.           Covenants and Agreements of the Partnership Parties.

The Partnership Parties, jointly and severally, covenant and agree with each of the several Underwriters as follows:

(a)          Preparation of Prospectus and Registration Statement. The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(g) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities, taken as a whole, or of the happening of any event that comes to the attention of the Partnership Parties, that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Partnership will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the second business day immediately following the date of the execution and delivery of this Agreement.

(b)          Copies of Registration Statement. The Partnership will furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and corresponding to the version filed in EDGAR, including financial statements and all exhibits to the Registration Statement as the Underwriters or the Underwriters’ counsel may reasonably request.

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(c)          Post-Effective Amendments. The Partnership will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Act or requested by the Commission.

(d)          Filing of Amendment or Supplement. The Partnership will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent, not to be unreasonably withheld or delayed, prior to filing any of those with the Commission.

(e)          Issuer Free Writing Prospectus. The Partnership Parties will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives. The Partnership will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Partnership will notify the Representatives and, upon the Representatives’ request, file such document (if required to be filed pursuant to the Act) and prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(f)          Copies of Preliminary Prospectus to Underwriters. Prior to the execution and delivery of this Agreement, the Partnership has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, the Partnership consents to the use, in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership in each case, for so long as such Preliminary Prospectus has not been superseded by a more recently dated Preliminary Prospectus.

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(g)          Copies of Prospectus to Underwriters. As soon after the Time of Sale as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer and for so long a period as you may request for the distribution of the Shares, the Partnership will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Partnership consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible, an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(h)          Blue Sky Laws. The Partnership Parties will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise the Underwriters promptly in writing.

(i)          Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Underwriters as soon as reasonably practicable, but in any event not later than sixteen months after the Effective Date of the Registration Statement, a consolidated earnings statement (in form complying with the provisions of Rule 158 of the Act), which need not be audited, covering a twelve-month period commencing after the Effective Date of the Registration Statement and the Rule 462 Registration Statement, if any, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(j)          Copies of Reports. Unless otherwise available on EDGAR, during the period ending five years from the date hereof, the Partnership will furnish to the Underwriters (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Partnership mailed to unitholders or filed with the Commission or the New York Stock Exchange (“NYSE”), and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.

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(k)          Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership Parties agree to reimburse the Representatives and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Representatives or the other Underwriters) reasonably incurred by the Underwriters in connection herewith.

(l)          Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance with the statements under the caption “Use of Proceeds” in the Prospectus.

(m)          Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership Parties will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units or securities convertible into or exchangeable for Units (other than Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or any transfer of a bona fide gift (provided that (i) the donee shall execute and deliver a lock-up letter agreement substantially in the form of Exhibit A hereto and (ii) no filing on Form 4 under Section 16(a) of the Securities Act reporting a reduction in the beneficial ownership of Units shall be required or voluntarily made during the Lock-Up Period)), or sell or grant options, rights or warrants with respect to Units or securities convertible into or exchangeable for Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Units or securities convertible, exercisable or exchangeable into Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and unitholder of the Partnership set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that the Partnership may, without the prior written consent of the Representatives, (A) effect the registration of the offer and sale of the Units as contemplated by this Agreement; (B) issue and sell Units pursuant to, and file a registration statement on Form S-8 relating to, the Partnership’s LTIP.

(n)          Interim Financial Statements. Prior to the Closing Date or each Additional Closing Date, the Partnership will furnish to the Underwriters, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

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(o)          Undertakings. The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.

(p)          Stabilization. The Cypress Entities will not, at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(q)          NYSE. The Partnership will timely file with the NYSE all documents and notices required to be filed by it by the NYSE.

(r)          Transfer Agent. The Partnership shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange on which the Common Units are or will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.

(s)          No Distribution of Other Offering Materials. None of the Cypress Entities shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date, and completion of the distribution of the Units, none will distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and, in connection with the Directed Unit Program, the enrollment materials prepared by Raymond James & Associates, Inc.

6.           Representations and Warranties of the Partnership Parties.

The Partnership Parties, jointly and severally, represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, that:

(a)          No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b)          Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Units, is not on the date hereof and will not be on the Closing Date or any Additional Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Act).

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(c)          Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission through the Time of Sale, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act.

(d)          Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and any Additional Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act. The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, when filed with the Commission pursuant to Rule 424(b) of the Act and on the Closing Date and any Additional Closing Date, to the applicable requirements of the Act.

(e)          No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13.

(f)          No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date or on the Closing Date or any Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13.

(g)          No Material Misstatements or Omissions in Time of Sale Information. The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13.

(h)          No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Act), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 13.

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(i)          Issuer Free Writing Prospectuses Conform to the Requirements of the Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Act) in connection with the offering of the Units will not be required to be filed pursuant to the Act.

(j)          Testing-the-Waters-Communications. The Partnership (i) has not alone engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Testing-the-Waters Communication”) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(k)          Forward Looking Statements. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership and any statements made in support thereof or related thereto or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. The Partnership Parties are not aware of any facts with respect to the historical financial performance of Cypress Energy Partners Predecessor, as the predecessor to the Partnership, or the Partnership’s anticipated financial performance that would result in a significant variance from such statements.

(l)          Formation and Qualification of the Cypress Entities and the Management Companies. Each of the Cypress Entities and the Management Companies has been duly formed or incorporated, is validly existing and in good standing as a limited partnership, limited liability company, unlimited liability corporation or corporation under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Cypress Entities and the Management Companies has all limited partnership, limited liability company, unlimited liability corporation or corporate power and authority, as the case may be, necessary to enter into and perform its obligations under the Operative Agreements to which it is a party. Each of the Partnership Entities has all limited partnership, limited liability company, unlimited liability corporation or corporate power and authority, as the case may be, necessary to own, lease or operate its properties and to conduct the businesses in which it is engaged. Each of the Partnership Entities is, or at the Closing Date and each Additional Closing Date will be, duly qualified to do business as a foreign limited partnership, limited liability company, unlimited liability corporation or corporation, as applicable, and is in good standing under the laws of each jurisdiction (as set forth on Schedule IV hereto) that requires, or on the Closing Date and each Additional Closing Date will require, such qualification, except where the failure to be so qualified or in good standing would not (i) individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, securityholders’ equity, results of operations, business or properties of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially impair the ability of any of the Cypress Entities to consummate the transactions contemplated by this Agreement or the Transaction Agreements or (ii) subject the partners to any material liability or disability.

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(m)          Power and Authority to Act as the General Partner. The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(n)          Ownership of Holdings. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, CEP Capital Partners, LLC, a Delaware limited liability company, Cynthia Field and Charles C. Stephenson, Jr. will own 100% of the limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of Holdings, respectively, and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CEP Capital Partners, LLC, Cynthia Field and Charles C. Stephenson, Jr. own their limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(o)          Ownership of Holdings II. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, Holdings will own 100% of the limited liability company interests in Holdings II; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of Holdings II, and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings owns such limited liability company interests free and clear of all Liens.

(p)          Ownership of CEP TIR. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, Cypress Energy Investments, LLC will own 100% of the limited liability company interests in CEP TIR; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of CEP TIR, and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Cypress Energy Investments, LLC owns such limited liability company interests free and clear of all Liens.

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(q)          Ownership of CEM. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, the General Partner will own 100% of the limited liability company interests in CEM; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of CEM and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such limited liability company interests free and clear of all Liens.

(r)          Ownership of Bakken. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, CEM will own a 51.0% limited liability company interest in Bakken, and SBG Energy Services, LLC will own the remaining 49.0% limited liability company interest in Bakken; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Bakken and are fully paid (to the extent required by such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and CEM and SBG Energy Services LLC will own such limited liability company interests free and clear of all Liens.

(s)          Ownership of TIR Management. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, CEM will own 100% of the limited liability company interests in TIR Management; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability agreement of TIR Management and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and CEM owns such limited liability company interests free and clear of all Liens.

(t)          Ownership of the General Partner. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, Holdings II will own 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings II will own such limited liability company interests free and clear of all Liens.

(u)          Ownership of OLLC. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the OLLC LLC Agreement and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

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(v)         Ownership of the TIR LLC, TIR NDE and TIR Holdings. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, OLLC will own a 50.1% limited liability company interest in TIR LLC, TIR NDE and TIR Holdings and CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field will own the remaining 49.9% of the limited liability company interest in TIR LLC, TIR NDE and TIR Holdings; such limited liability company interests have been, duly authorized and validly issued in accordance with the limited liability company agreements of TIR LLC, TIR NDE and TIR Holdings, respectively, and will be fully paid (to the extent required by such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC, CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field, will own such limited liability company interests each case free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(w)          Ownership of CES. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, OLLC will own a 51.0% limited liability company interest in CES and SBG Energy Services, LLC will own the remaining 49.0% limited liability company interest in CES; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of CES and are fully paid (to the extent required by such agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC will own such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(x)          Ownership of TIR PUC LLC. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, the TIR LLC will own 100% of the limited liability company interests in TIR PUC LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the TIR PUC LLC Agreement and are fully paid (to the extent required by the OLLC LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and TIR LLC will own such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(y)          Ownership of TIR Canada, TIR Acquisition and Foley. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, TIR Holdings will own, directly or indirectly, 100% of the unlimited liability corporation interests in TIR Canada, TIR Acquisition and Foley; such unlimited liability corporation interests have been duly authorized and validly issued in accordance with the organization documents of TIR Canada, TIR Acquisition and Foley, respectively, and are fully paid (to the extent required under those documents) and nonassessable (except as such nonassessability may be affected by the unlimited liability nature of share of unlimited liability companies); and TIR Holdings will own such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(z)          Ownership of Delaware Subsidiaries. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, OLLC will own, directly or indirectly, 100% of the outstanding limited liability company interests of the Delaware Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Subsidiary LLC Agreements and are fully paid (to the extent required under such Subsidiary LLC Agreements) and nonassessable (except, as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC will own such equity interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

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(aa)         Ownership of Cypress Energy Partners — Texas, LLC. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, OLLC will own 100% of the outstanding limited liability company interests of Cypress Energy Partners - Texas, LLC; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Cypress Energy Partners - Texas, LLC and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except, as such nonassessability may be affected by matters described in Section 153.210 of the Texas Business Organizations Code); and OLLC will own such equity interests free and clear of all Liens, other than Liens arising under or in connection with the Credit Agreement.

(bb)         Ownership of the General Partner Interest in the Partnership. The General Partner is, and at the Closing Date and each Additional Closing Date, will be, the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such GP Interest free and clear of all Liens.

(cc)         Ownership of the Incentive Distribution Rights. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Partnership Act (“Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens.

(dd)         Ownership of the Sponsor Units. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, Holdings II, CEP TIR, Cynthia Field, Charles C. Stephenson, Jr., G. Les Austin and Richard Carson will own [  ] Common Units and [  ] Subordinated Units (collectively, the “Sponsor Units”) free and clear of all Liens (except as described in the Registration Statement, the Time of Sale Information and Prospectus); such Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); and Holdings II, CEP TIR, Cynthia Field, Charles C. Stephenson, Jr., G. Les Austin and Richard Carson will own such Sponsor Units free and clear of all Liens.

(ee)         Duly Authorized and Validly Issued Units. The Firm Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

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(ff)         Significant Subsidiaries. At the Closing Date and each Additional Closing Date, OLLC, TIR LLC, [  ] are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

(gg)         No Other Subsidiaries. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its interests in the Partnership Entities and CEM. At the Closing Date and each Additional Closing Date, after giving effect to the Transactions, neither the Partnership nor OLLC will directly or indirectly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership’s interest in OLLC and OLLC’s interests in the Subsidiaries.

(hh)         Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the GP Interest, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(ii)         No Preemptive Rights, Options or Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any Partnership Entity or (ii) outstanding options or warrants to purchase any Common Units or other equity interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity.

(jj)         Capitalization of the Partnership. Assuming no purchase by the Underwriters of any Additional Units, at the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of [  ] Common Units, [  ] Subordinated Units, the GP Interest, the Incentive Distribution Rights and any limited partnership interests issued pursuant to the LTIP; and other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the LTIP, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding at the Closing Date.

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(kk)         Authority. Each of the Partnership Parties has all power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights and any Common Units issued to Holdings II as a part of the deferred issuance and distribution of Common Units or proceeds pursuant to the issuance of Additional Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreements. At the Closing Date and each Additional Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the GP Interest and the Incentive Distribution Rights and any Common Units issued to Holdings II as a part of the deferred issuance and distribution of Common Units or proceeds pursuant to the issuance of Additional Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement, the execution and delivery of this Agreement and the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated hereby and thereby shall have been validly taken.

(ll)         Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership Parties.

(mm)     Authorization, Execution and Enforceability of Certain Agreements. At or before the Closing Date:

(i)          the Credit Agreement will have been duly authorized, executed and delivered by the parties thereto, and will be a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms;

(ii)         the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii)        the General Partner LLC Agreement will have been duly authorized, executed and delivered by Holdings II and will be a valid and legally binding agreement of Holdings II, enforceable against it in accordance with its terms;

(iv)        the OLLC LLC Agreement will have been duly authorized, executed and delivered by Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

(v)         the TIR LLC Agreements will have been duly authorized, executed and delivered by OLLC, CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field and will be a valid and legally binding agreement of OLLC, CEP TIR, Charles C. Stephenson, Jr. and Cynthia Field, enforceable against each entity in accordance with its terms;

(vi)        the TIR PUC LLC Agreement will have been duly authorized, executed and delivered by TIR LLC and will be a valid and legally binding agreement of TIR LLC, enforceable against it in accordance with its terms;

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(vii)       each of the Subsidiary LLC Agreements will have been duly authorized, executed and delivered by the parties thereto, and will be a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; and

(viii)      each of the Transaction Agreements will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of such parties thereto, enforceable against such parties in accordance with its terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(nn)         Legal Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership all satisfactory title to, or valid rights to use or manage, all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership to conduct its operations as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, Time of Sale Information and Prospectus. The Partnership, upon consummation of the Transactions pursuant to the Contribution Documents and entering into the Transaction Agreements, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma condensed combined financial statements of the Partnership.

(oo)         Merger. The Merger became effective under the Delaware LLC Act, the General Corporation Law of the State of Delaware (“DGCL”) and the Oklahoma General Corporation Act on December 9, 2013. The Merger was legally sufficient under the law of the State of Delaware and the State of Oklahoma to vest in TIR LLC the assets of the parties to the Merger. The Certificate of Merger for the Merger have been properly recorded in the office of the County Clerk for each county in which the TIR LLC owns property and constitutes notice to all third parties under the applicable recordation statutes concerning title to the interests transferred by operation of law pursuant to the Merger.

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(pp)         No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Cypress Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, (A) conflicted, conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, or any formation, organizational or governing document of any other Cypress Entity, (B) conflicted, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Cypress Entities is a party or by which any of them or any of their respective properties may be bound, (C) violated, violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Cypress Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Cypress Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Cypress Entities to consummate the transactions contemplated by this Agreement or the Transaction Agreements. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Cypress Entities.

(qq)         No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Cypress Entities or their respective subsidiaries or any of their respective properties is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Cypress Entities party hereto and thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Closing Date and each Additional Closing Date, will be, obtained, (B) such as may be required under the Act or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Time of Sale Information and the Prospectus and (C) such of which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Cypress Entities to consummate the transactions contemplated by this Agreement or the Transaction Agreements.

(rr)         No Defaults. None of the Cypress Entities (i) is in violation of its Organizational Documents, or other formation, organizational or governing document, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) is in breach, default (nor has an event occurred that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Cypress Entities to consummate the transactions contemplated under this Agreement or the Transaction Agreements.

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(ss)         Financial Statements. The audited and unaudited combined financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the respective dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The summary historical and pro forma financial data under the caption “Prospectus Summary—Summary Historical and Pro Forma Combined Financial Data and Operating Data” in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and the selected historical and pro forma financial data set forth under the caption “Selected Historical and Pro Forma Combined Financial Data” included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited combined financial statements and the unaudited pro forma condensed combined financial statements, as applicable, from which they have been derived, except as described therein. The other financial data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the Partnership Entities, and presents fairly, in all material respects, the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included as required. None of the Partnership Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus regarding non-GAAP financial measures (as such term is defined under the Act) complies with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(tt)         Pro Forma Financial Statements. The unaudited pro forma condensed combined financial statements and the pro forma information set forth under the caption “Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Distributable Cash Flow for the Year Ended December 31, 2012 and the Twelve Months Ended September 30, 2013” included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the audited and unaudited combined financial statement amounts in the unaudited pro forma condensed combined financial statements included in the Registration Statement, Time of Sale Information and the Prospectus. The unaudited pro forma condensed combined financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

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(uu)        Independent Registered Public Accounting Firm. Ernst & Young LLP, who have certified certain financial statements (including the related notes thereto and supporting schedules) included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is and was during the periods covered by such financial statements independent public accountants with respect to the Partnership, OLLC, Cypress Energy Partners Predecessor, and Moxie Disposal Systems, LLC and Peach Energy Services, LLC, as required by the Act and the Public Company Accounting Oversight Board. Grant Thornton LLP, who have certified the financial statements (including the related notes thereto and supporting schedules) included in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is and was during the periods covered by such financial statements independent public accountants with respect to TIR as required by the Act and the Public Company Accounting Oversight Board.

(vv)        Books and Records. Each Partnership Entity (i) makes and keeps accurate books and records and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww)       Internal Controls Over Financial Reporting. The Partnership Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (the “Exchange Act”) that complies with the requirements of the Exchange Act and has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Partnership has not become aware of any material weaknesses in its internal control over financial reporting and (ii) there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(xx)        Disclosure Controls. The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act), that comply with the requirements of the Exchange Act; such disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by the Partnership in reports that it submits or files or will submit or file under the Exchange Act is made known to management, including the General Partner’s principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they are established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

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(yy)        Sarbanes-Oxley Act of 2002. At the Effective Date, the Partnership, and to the knowledge of the Cypress Entities, the directors and officers of the General Partner, in their respective capacities as such, will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NYSE that are effective and applicable to the Partnership.

(zz)         No Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Cypress Entities or their respective subsidiaries or to which any of the Cypress Entities or their respective subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) that are not described as required by the Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act.

(aaa)      No Material Adverse Change. (i) None of the Cypress Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree and (ii) since such date there has not been any change in the capitalization or material increase in long-term debt of the Cypress Entities, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Cypress Entities, taken as a whole, in each case except as set forth or contemplated in the Registration Statement, Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), none of the Cypress Entities or their respective subsidiaries has, since the date of the last audited balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus (i) incurred any liabilities or obligations, indirect, direct or contingent, that are material to the Partnership Entities, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business, (ii) entered into any transaction that is material to the Partnership Entities, taken as a whole, other than any transaction entered into in the ordinary course of business or (iii) issued or granted any securities or paid or declared any dividends or other distributions with respect to any class of its securities.

(bbb)      Title to Properties. At the Closing Date and each Additional Closing Date, each of the Partnership Entities, directly or indirectly, will have good and indefeasible title to all real property and good title to all personal property described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except (i) such as established by the Credit Agreement, (ii) as described in the Registration Statement, the Time of Sale Information and the Prospectus, or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. At the Closing Date and each Additional Closing Date, all assets held under lease by any of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement, the Time of Sale Information and the Prospectus.

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(ccc)      Permits. At the Closing Date and each Additional Closing Date, each of the Partnership Entities will have, all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Permits are and will be valid and in full force and effect, except where the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Cypress Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ddd)     Rights of Way. At the Closing Date and each Additional Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; at the Closing Date and each Additional Closing Date, if applicable, each Cypress Entity will have fulfilled and performed all its material obligations with respect to such rights-of-way then required to be fulfilled or performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failure to perform, revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect.

(eee)      Intellectual Property. At the Closing Date and each Additional Closing Date, each of the Partnership Entities will be the record holder of or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and none of the Cypress Entities has received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

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(fff)        No Labor Dispute; Insurance. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of any of the Cypress Entities, is threatened, that would reasonably be expected to have a Material Adverse Effect. The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against losses and risks that is reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and each Additional Closing Date.

(ggg)     Litigation. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is (i) no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Partnership Parties, threatened, against or involving the Cypress Entities or their respective subsidiaries, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Cypress Entities or their respective subsidiaries is or may be subject that, in the case of clauses (i) and (ii), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Cypress Entities to consummate the transactions contemplated by this Agreement or the Transaction Agreements.

(hhh)     Affiliate Transactions. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no relationship, direct or indirect, that exists between any of the Cypress Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Cypress Entities on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(iii)        Distribution Restrictions. On the Closing Date and each Additional Closing Date, after giving effect to the Transactions, no Partnership Entity other than the General Partner will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in or contemplated by the Registration Statement, Time of Sale Information and the Prospectus.

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(jjj)        Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, each of Cypress Entities and their respective subsidiaries (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health or safety, the environment or natural resources, or the generation, use, storage, management, treatment, transportation, disposal, presence, release or threatened release of, or exposure to, any material, substance or waste defined or regulated in relevant form, quantity or concentration as Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in material compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to obtain or maintain required permits, failure to comply with the terms and conditions of such permits, any notice of alleged violation or any liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Cypress Entities or their respective subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Cypress Entities or their respective subsidiaries owns or operates any real property contaminated with any Hazardous Material, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Cypress Entities or their respective subsidiaries are not aware of any pending investigation which might lead to such a claim and (z) none of the Cypress Entities or their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in mining and reclamation or related activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(kkk)        Tax Returns. The Cypress Entities have filed (or have obtained extensions with respect to) all federal, state, local and foreign tax returns required to be filed through the date hereof (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect), which returns are complete and correct in all material respects, and have timely paid all taxes required to be paid thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

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(lll)        ERISA. The Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Partnership, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Partnership or any subsidiary thereof, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Partnership or such subsidiary is a member. No “reportable event” (as defined in ERISA, but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” that is subject to Title IV of ERISA and that is established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that will, in the aggregate, result in a Material Adverse Effect either: (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) under Sections 412, 4971, 4975 or 4980B of the Code. Each “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(mmm)  Descriptions in Registration Statement. The statements in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Business—Environmental and Occupational Health and Safety Matters,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Description of the Common Units,” “Our Partnership Agreement,” “Material Federal Income Tax Consequences” and “Investment in Cypress Energy Partners, L.P. by Employee Benefit Plans,” in each case to the extent that such statements constitute matters of law, summaries of legal matters, summaries of provisions of the Operative Agreements or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, are accurate in all material respects.

(nnn)    Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects.

(ooo)    Investment Company. None of the Partnership Entities is and, after giving effect to the offering and the sale of the Units and the application of the proceeds therefrom, none of the Partnership Entities will be, an “investment company” or a company “controlled by” an investment company, each within the meaning of the Investment Company Act of 1940, as amended.

(ppp)    No Brokers. None of the Cypress Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

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(qqq)    Private Placement. The sale and issuance of the Sponsor Units, Incentive Distribution Rights and any Common Units as part of the deferred issuance and distribution of Common Units or proceeds pursuant to the issuance of Additional Units to Holdings II and the GP Interest to the General Partner, respectively, are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Cypress Entities have taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(rrr)       Stabilization. The Cypress Entities have not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute under the Exchange Act, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(sss)     NYSE Listing. The Units have been approved for listing on the NYSE, subject to official notice of issuance.

(ttt)       Foreign Corrupt Practices Act. None of the Cypress Entities or, to the knowledge of the Partnership Parties, any director, officer, employee, agent, or other representative of the Cypress Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Cypress Entities or any of their subsidiaries.

(uuu)    Money Laundering Laws. The operations of the Cypress Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Cypress Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cypress Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

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(vvv)    OFAC. (i) None of the Cypress Entities or, to the knowledge of the Partnership Parties, any director or officer of any of the Cypress Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) nor (B) located, organized or resident in a country or territory that is the subject of sanctions administered or enforced by OFAC (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (ii) the Cypress Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund any activities or business of any Person currently the subject of sanctions administered or enforced by OFAC or (B) in any other manner that will result in a violation of sanctions administered or enforced by OFAC by any Person.

(www)  FINRA Affiliation. To the knowledge of the Partnership Parties, no officer, director or nominee for director of the Cypress Entities has a direct or indirect affiliation or association with any member of FINRA.

(xxx)      Directed Unit Program. The Registration Statement, the Time of Sale Information and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program hereto. The Partnership has not offered, or caused Raymond James & Associates, Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Cypress Entities to alter the customer’s or supplier’s level or type of business with the Cypress Entities or (ii) a trade journalist or publication to write or publish favorable information about the Cypress Entities or their industry.

(yyy)    Tax Treatment. Other than the TIR PUC LLC, none of the Subsidiaries has elected or will elect to be treated as a corporation for U.S. Federal Income tax purposes.

(zzz)      No Debt Securities. The Partnership has no debt securities or preferred equity that is rated by any nationally recognized statistical rating organization.

7.           Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership Parties agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and (except as provided in this Section 7) all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(h), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees and reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters (in an amount that is not greater than $20,000) incurred incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units; (v) the fees and expenses associated with listing the Common Units on the NYSE; (vi) the cost of preparing unit certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, reasonably incurred expenses associated with any electronic road show, travel and lodging expenses of the officers of the Partnership and the Partnership’s pro rata cost of any aircraft chartered in connection with the road show. Except as provided in Section 2(d), Section 5(k), Section 7(iii), Section 7(iv), Section 8, and hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

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8.           Indemnification and Contribution.

(a)          Subject to the limitations in this Section 8, the Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Act) of such Underwriter who has, or who is alleged to have participated in the distribution of the Units or are involved in effecting the distribution of the Units (such affiliates being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or Marketing Materials, in the light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership Parties by or on behalf of any Underwriter through the Representatives, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.

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(b)          If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such controlling person or such Participating Affiliate shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), but failure to so notify the indemnifying party or any delay in providing such notice shall not relieve such indemnifying party from any liability hereunder except to the extent of any actual prejudice incurred as a result of such failure or delay. Such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised in writing by its counsel, that one or more legal defenses may be available to the Underwriter that are inconsistent with any legal defenses asserted by the Partnership Parties, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Partnership Parties shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 8(a).

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their directors, their officers who sign the Registration Statement and any person who controls the Partnership Parties within the meaning of Section 15 of the Act, to the same extent as the foregoing several indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Preliminary Prospectus or any Marketing Materials, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership Parties, any of their directors, any of their officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information, any Preliminary Prospectus, or any Marketing Materials, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, their directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by paragraph (b) above.

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(d)          In any event, no Partnership Party shall, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)          If the indemnification provided for in Sections 8(a) or 8(c) is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties and their affiliates or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and their affiliates and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and their affiliates on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(f)          The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the Damages referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.

(g)         Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, their directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties their directors or officers or any person controlling or affiliated with the Partnership Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8. It is agreed that any controversy arising out of the operation of this Section 8(g), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of this Section 8(g), and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of this Section 8.

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(h)          The Partnership Parties shall indemnify and hold harmless Raymond James & Associates, Inc. (including their directors, officers and employees) and each person, if any, who controls Raymond James & Associates, Inc., within the meaning of Section 15 of the Act (the “Representative Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Representative Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which any such statements were made, except, with respect to such material, insofar as any such loss, claim, damage or liability or any action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such material or arises out of or is based upon any omission or alleged omission to state a material fact in such material relating to such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information not misleading, (ii) arises out of or is based upon the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Representative Entities. In the event that it is finally judicially determined that the Representative Entities were not entitled to receive payments for legal and other expenses pursuant to this Section 8(h), the Representative Entities will promptly return all sums that had been advanced pursuant thereto.

9.           Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

(a)         The Registration Statement shall have become effective not later than 10:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)         You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there shall not have been any change in the outstanding Units of the Partnership or any material change in the indebtedness (other than in the ordinary course of business) of the Partnership Entities except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by any of the Partnership Entities that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings or cash flow of the Partnership, (iii) no loss or damage (whether or not insured) to the property of the Partnership Entities shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting any of the Partnership Entities or any of their properties that is material to the Partnership Entities or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of any of the Cypress Entities that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

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(c)         No Underwriter shall have discovered and disclosed to the Partnership Parties on or prior to the Closing Date or any Additional Closing Date that the Prospectus contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters and counsel to the Partnership Parties, is material or omits to state a fact which, in the opinion of such counsels, is material and is required to be stated therein or is necessary, in the light of the circumstances under which such statements were made, to make the statements therein not misleading.

(d)         All partnership, limited liability company or corporate proceedings, as applicable, and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Agreements, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions (including the Transactions) contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e)         The Underwriters shall have received on the Closing Date and each Additional Closing Date, opinions of Latham & Watkins LLP, counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B-1, Exhibit B-2, and Exhibit B-3 hereto.

(f)          The Underwriters shall have received on the Closing Date and each Additional Closing Date, an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Partnership Parties, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(g)         The Underwriters shall have received on the Closing Date and each Additional Closing Date, an opinion from Frederic Dorwart, Lawyers, special Oklahoma counsel for the Partnership Parties, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(h)         The Underwriters shall have received on the Closing Date and each Additional Closing Date, an opinion from Burnett, Duckworth & Palmer LLP, special Canadian counsel for the Partnership Parties, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(i)          The Underwriters shall have received on the Closing Date and each Additional Closing Date, an opinion of Baker Botts L.L.P., as counsel for the Underwriters, dated the Closing Date and each Additional Closing Date, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as the Underwriters may reasonably request, and the Partnership Parties and their counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

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(j)          The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date and each Additional Closing Date, from the firms of Ernst & Young LLP and Grant Thornton LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters.

(k)          (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership Parties, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership Parties, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; (v) all of the representations and warranties of the Partnership Parties contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, (vi) each of the Partnership Parties shall have complied with all the agreements and satisfied all the conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be, (vii) since the date of the most recent financial statements included in the Time of Sale Information and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and (viii) the Registration Statement, as of the Effective Date, the Prospectus, as of its date and on the Closing Date or the Additional Closing Date, or the Time of Sale Information, as of the Time of Sale, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Partnership (or such other officers as are acceptable to you) to the effect set forth in this Section 9(k) hereof.

(l)          The Partnership Parties shall have furnished or caused to have been furnished to the Underwriters such further certificates and documents, as the Underwriters shall have reasonably requested.

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(m)        Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change specified in the letter or letters referred to in Section 9(j) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, securityholders’ equity, results of operations, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(n)         The Partnership Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Registration Statement, the Time of Sale Information and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)         At or prior to the Closing Date, the Underwriters shall have received the Lock-Up Agreements from each of the parties listed on Schedule III hereto substantially in the form of Exhibit A attached hereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Closing Date or the Additional Closing Date, as applicable, of the conditions set forth in this Section 9, except that, if the date Additional Units are purchased is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions and letters called for by paragraphs (e), (f), (g) and (h) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriters by notifying the Partnership Parties of such termination in writing or by telegram at or prior to the Closing Date or the Additional Closing Date, as applicable, but the Underwriters shall be entitled to waive any of such conditions.

10.         Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

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11.         Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Underwriters may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to the Underwriters and the Partnership Parties for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties. In any such case that does not result in termination of this Agreement, either the Underwriters or the Partnership Parties shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter or Underwriters from liability in respect of any such default of any such Underwriter or Underwriters under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representatives’ approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

12.         Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership Parties by notice to the Partnership Parties, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Partnership’s Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Partnership Parties and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13.         Information Furnished by the Underwriters. The Partnership Parties acknowledge that first sentence of the fourth paragraph, and the eleventh, twelfth, thirteenth, fourteenth, fifteenth, sixteenth, eighteenth paragraph each under the caption “Underwriting” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through the Representatives or on the Representatives’ behalf as such information is referred to in Sections 6(e), 6(f), 6(g), 6(h) and 8 hereof.

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14.         Miscellaneous. Except as otherwise provided in Section 5 and Section 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(a)	to the Partnership Parties

Cypress Energy Partners GP, LLC
5727 South Lewis Avenue, Suite 500
Tulsa, Oklahoma 74105
Attention: G. Les Austin

(b)	to the Underwriters

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention: John Critchlow

Robert W. Baird & Co. Incorporated

8000 Maryland Avenue, Suite 500

St. Louis, Missouri 63105

Attention: Legal Department

Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019
Attention: Legal Department

BMO Capital Markets Corp.

3 Times Square, 28th Floor

New York, New York 10036
Attention: Legal Department

This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership Parties and their directors and officers and other controlling persons referred to in Section 8 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

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15.         No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Partnership Parties in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Parties and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriters may have financial interests in the success of this offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and that such interests may differ from the interests of the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their respective members, managers, employees or creditors.

16.         Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

17.         USA PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.         Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and any of the Underwriters’ respective businesses and/or assets. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

19.         Waiver of Jury Trial. The Partnership Parties and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

43

20.         Research Analyst Independence. The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnerships, the value of the Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by any Underwriter’s investment banking division. The Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOWS]

44

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

CYPRESS ENERGY PARTNERS, L.P.

By:	Cypress Energy Partners GP, LLC,
its General Partner

By:
Name:
Title:

CYPRESS ENERGY PARTNERS GP, LLC

By:
Name:
Title:

CYPRESS ENERGY HOLDINGS, LLC

By:
Name:
Title:

CYPRESS ENERGY HOLDINGS II, LLC

By:
Name:
Title:

Signature Pages

to Underwriting Agreement

CYPRESS ENERGY PARTNERS – TIR, LLC

By:
Name:
Title:

CYPRESS ENERGY PARTNERS, LLC

By:
Name:
Title:

Signature Pages

to Underwriting Agreement

CONFIRMED as of the date first above

mentioned, on behalf of the Representatives

and the other several Underwriters named in

Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

Robert W. Baird & Co. Incorporated

By:
Name:
Title:

Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

Signature Pages

to Underwriting Agreement

SCHEDULE I - UNDERWRITERS

Name	Firm Units
Raymond James & Associates, Inc.	[ ]
Robert W. Baird & Co. Incorporated	[ ]
Stifel, Nicolaus & Company, Incorporated	[ ]
BMO Capital Markets Corp.	[ ]
Janney Montgomery Scott LLC	[ ]
Wunderlich Securities, Inc.	[ ]
Total:	[ ]

Schedule I

to Underwriting Agreement

SCHEDULE II - TIME OF SALE INFORMATION

Number of Firm Units: [   ]

Public Offering Price: [    ]

Schedule II

to Underwriting Agreement

SCHEDULE III – SIGNATORIES TO LOCK-UP LETTERS

Cypress Energy Holdings, LLC

Cypress Energy Holdings II, LLC

Cypress Energy Partners - TIR, LLC

Peter C. Boylan III

G. Les Austin

Richard Carson

Jeff English

Don LaBass

Jim Dowdy

John T. McNabb II

Henry Cornell

Phil Gisi

Charles C. Stephenson, Jr.

Cynthia Field

[   ]

Any other purchaser of at least 5,000 units in the Directed Unit Program

Schedule III

to Underwriting Agreement

SCHEDULE IV

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION OF
THE PARTNERSHIP ENTITIES

Company	Qualified To Do Business In:

Cypress Energy Partners, L.P.	Delaware

Cypress Energy Partners GP, LLC	Delaware

Cypress Energy Partners, LLC	Delaware

Cypress Energy Services, LLC	Delaware

Cypress Energy Partners - Pecos SWD, LLC	Delaware; Texas

Cypress Energy Partners - Orla SWD, LLC	Delaware; Texas

Cypress Energy Partners - Texas, LLC	Texas

Cypress Energy Partners - Williams SWD, LLC	Delaware; North Dakota

Cypress Energy Partners - Mountrail SWD, LLC	Delaware; North Dakota

Cypress Energy Partners - Bakken, LLC	Delaware; North Dakota

Cypress Energy Partners - SBG, LLC	Delaware

Cypress Energy Partners - SBG Tioga, LLC	Delaware, [ ]

Cypress Energy Partners - SBG Manning, LLC	Delaware, [ ]

Cypress Energy Partners - SBG Grassy Butte, LLC	Delaware, [ ]

Cypress Energy Partners - SBG 1804, LLC	Delaware, [ ]

Cypress Energy Partners - SBG Green River, LLC	Delaware, [ ]

Tulsa Inspection Resources, LLC	Delaware, [ ]

Tulsa Inspection Resources - PUC, LLC	Delaware, [ ]

Tulsa Inspection Resources - Nondestructive Examination, LLC	Delaware, [ ]

Tulsa Inspection Resources - Holdings, LLC	Delaware, [ ]

Tulsa Inspection Resources - Canada, UCL	[ ]

Tulsa Inspection Resources - Acquisition, ULC	[ ]

Foley Inspection Services, ULC	[ ]

Schedule IV

to Underwriting Agreement

EXHIBIT A

__________, 2014

Raymond James & Associates, Inc.

Robert W. Baird & Co. Incorporated

Stifel, Nicolaus & Company, Incorporated

BMO Capital Markets Corp.

As Representatives of the Several Underwriters
listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o Robert W. Baird & Co. Incorporated

8000 Maryland Avenue, Suite 500

St. Louis, Missouri 63105

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

c/o BMO Capital Markets Corp.

3 Times Square, 28th Floor

New York, New York 10036

Re:	Cypress Energy Partners, L.P. — Restriction on Common Unit Sales

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Cypress Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

Exhibit A-1

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of the Representatives, that the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (collectively, the “Lock-Up Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending 180 days after the date of the Partnership’s Prospectus first filed pursuant to Rule 424(b) promulgated under the Act, inclusive (the “Lock-Up Period”).

Notwithstanding the above during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to the following:

1.          the offer and sale of the Common Units being offered pursuant to the prospectus included in the Registration Statement, including, without limitation, any Common Units issued or issuable upon the exercise of the Underwriters’ option to purchase additional Common Units to cover over-allotments as contemplated in such prospectus; provided, however, that this exception is not intended to apply to any disposition of Common Units acquired by the undersigned in the Offering that is not otherwise permitted by the terms of this letter agreement;

2.          any exercise of options or other equity-based awards pursuant to the Partnership’s or its subsidiaries’ equity plans as in effect on the date hereof and described in the Registration Statement, or the surrender of Lock-Up Securities to cover the exercise price and/or applicable taxes relating to the exercise of an option or delivery of other equity-based awards permitted by this clause 2; or

3.          any transfer (i) to an affiliate or (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing on Form 4 under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, then the undersigned shall no longer be subject to the provisions of this letter agreement.

Exhibit A-2

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Exhibit A-3

EXHIBIT B-1

Form of Opinion of Latham & Watkins LLP

[To be provided]

Exhibit B-1

EXHIBIT B-2

Form of 10b-5 Opinion of Latham & Watkins LLP

[To be provided]

Exhibit B-2

EXHIBIT B-3

Form of Tax Opinion of Latham & Watkins LLP

[To be provided]

Exhibit B-3

EXHIBIT C

Form of Opinion of Richards, Layton & Finger

[To be provided]

Exhibit C-1

EXHIBIT D

Form of Opinion of Frederic Dorwart, Lawyers

[To be provided]

Exhibit D-1

EXHIBIT E

Form of Opinion of Burnett, Duckworth & Palmer LLP

[To be provided]

Exhibit E-1